CONSENT OF INDEPENDENT AUDITOR


The Board of Directors
Fortune Natural Resources Corporation:


We consent to incorporation by reference our report dated March 28, 2000, relating to the balance sheets of Fortune Natural Resources Corporation as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1999, which report appears in the December 31, 2000 annual report on Form 10-KSB of Fortune Natural Resources Corporation in the following registration statements of Fortune Natural Resources Corporation: (i) No. 333-35417 on Form S-8 dated September 11, 1997, (ii) No. 333-60557 on Form S-8 dated August 4, 1998, (iii) No. 333-91509 on Form S-8 dated November 23, 1999,
(iv) No. 333-34374 on Form S-8 dated April 7, 2000, (v) No. 333-39694 on Form
S-3 dated June 20, 2000 and (vi) No. 333-49428 on Form S-8 dated November 7,
2000.


                             /s/ KPMG LLP
                             ----------------


Houston, Texas
March 8, 2001